UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 6, 2011
SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614 (Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Bowers & Merena Auctions, LLC (B&M”), a Delaware limited liability company and a wholly owned subsidiary of Spectrum Group International, Inc. (“SGI”), has consummated the transactions contemplated by the two separate Contribution and Assumption Agreements (collectively, the “Contribution Agreements”) with Stack's-Bowers Numismatics, LLC, a Delaware limited liability company (“LLC”), and Stack's, LLC, a Delaware limited liability company (“Stack's”). Among other agreements, B&M has executed the Operating Agreement, which will govern the operation of the LLC.

Under the terms of the Contribution Agreements, at the closing B&M has contributed substantially all of its operating assets (excluding inventory and other specified assets) plus cash in the amount of $3,760,000 to the LLC in exchange for a 51% membership interest in the LLC. The funds for the acquisition were obtained from working capital. Stack's has contributed substantially all of its operating assets (excluding inventory and other specified assets) to the LLC plus $490,000 in cash in exchange for a 49% membership interest in the LLC and cash in the amount of $3,250,000. Both B&M and Stack's are engaged in the business of selling at retail coins, paper money and other numismatic collectibles and the business of conducting auctions of coins, paper money and other numismatic collectibles.

The Operating Agreement provides for various affiliates of the LLC to provide accounting, marketing, IT, management and other services to the LLC, in exchange for specified annual fees. The LLC will also pay to SGI an annual overhead allocation fee. The Operating Agreement provides for loans to be made from the members under certain circumstances.

In addition, at the closing the LLC has entered into distribution agreements with affiliates of B&M and Stack's, including agreements with Spectrum Numismatics International, Inc., A-Mark Precious Metals, Inc. and Stack's. All transactions that are deemed to be “related party” transactions will be required to be approved by the Audit Committee of the Board of Directors of SGI.

The foregoing discussion is qualified by reference to the full text of the Contribution Agreements and the form of Operating Agreement.

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired. The financial statements required by Item 9.01(a) are not included with this report. If required, the Company intends to file these financial statements by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)
Pro Forma Financial Information. The pro forma financial information required under 9.01(b) is not included with this report. If required, the Company intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(c) Exhibits

10.1    Contribution and Assumption Agreement, dated as of December 22, 2010. Incorporated by reference to Exhibit 10.1 of the Report on Form 8-K, dated December 29, 2010.

10.2    Contribution and Assumption Agreement, dated as of December 22, 2010. Incorporated by reference to Exhibit 10.2 of the Report on Form 8-K, dated December 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2011

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary